EXHIBIT 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Feb. 01. 2008 / 11:00AM ET

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Final Transcript
Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
CORPORATE PARTICIPANTS
Angie Yang
Outdoor Channel Holdings, Inc. — IR
Shad Burke
Outdoor Channel Holdings, Inc. — Interim CFO, Chief Accounting Officer
Roger Werner
Outdoor Channel Holdings, Inc. — President, CEO
Tom Hornish
Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
CONFERENCE CALL PARTICIPANTS
Michael Kupinski
Noble Financial Group — Analyst
Shane Calhoun
Analyst
PRESENTATION

Operator
Good day ladies and gentlemen, and welcome to the Third Quarter 2007 Outdoor Channel Holdings Earnings Conference Call. My name is Eric, and I will be your coordinator for today.
(OPERATOR INSTRUCTIONS)
I would now like to turn your presentation over to your host for today’s call, Miss Angie Yang, Investor Relations for Outdoor Channel Holdings. Please proceed.

Angie Yang — Outdoor Channel Holdings, Inc. — IR
Thank you Eric, and good morning everyone. Before we begin, please recognize that certain statements in this conference call are not historical fact. They may be deemed therefore to be forward-looking statements under the Private Securities Litigation Reform Act of 1995.
In particular, statements about future results expected to be obtained from the company’s current strategic initiatives are forward-looking statements. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements.
These risks and uncertainties are described in further detail in the company’s filings with the Securities and Exchange Commission included in the company — including the company’s amended Form 10-Q/As for the quarterly periods ended March 31 and June 30, 2007 and the Form 10-Q for the September 30, 2007 quarterly period, all three of which were filed early this morning. You are directed to these filings for more detailed information. Outdoor Channel Holdings undertakes no obligation to publicly update or revise its forward-looking statements.
Please note that we will be discussing non-GAAP financial measures within the meaning of the SEC rules. The company believes that earnings before interest, taxes, depreciation, and amortization, or EBITDA, adjusted for the effects of discontinued operations and share based compensation expense provides greater comparability regarding its ongoing operating performance.
This information is not intended to be considered in isolation or as a substitute for net income or loss calculated in accordance with U.S. GAAP. A reconciliation of the Company’s U.S. GAAP information to EBITDA adjusted for the effects of discontinued operations and share based

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Final Transcript
Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
compensation expense is provided in the tables attached to the company’s 2007 third quarter financial results earnings release distributed today and available on the Investor Relations section of the company’s website, www.outdoorchannel.com.
We will also be discussing Outdoor Channel’s Nielsen Ratings. Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone, and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings or its management. The company does not by its reference today imply its endorsement of or concurrence with such information.
We have allotted one hour for today’s call. Interim Chief Financial Officer, Shad Burke, will begin with an overview of the financial results for the 2007 third quarter. President and CEO, Roger Werner, will then highlight the progress that’s being made with the strategic initiatives being implemented at Outdoor Channel. Then, we will open up the call for a question-and-answer session. Outdoor Channel’s Chief Operating Officer, Tom Hornish, is also here with us and will be available for the Q&A session.
Now, I’ll turn the call over to Shad Burke. Shad?

Shad Burke — Outdoor Channel Holdings, Inc. — Interim CFO, Chief Accounting Officer
Thank you, Angie. Good morning, everyone. Welcome to Outdoor Channel Holdings Quarterly Investor Conference Call. As announced this morning in our earnings news release, Outdoor Channel posted another quarter of strong revenue gains. Total revenues from continuing operations increased 12% to $12.7 million in the 2007 third quarter over the prior-year period.
Advertising revenue rose to $7.9 million, up 13% over the third quarter of 2006. The increases reflect higher rates paid by advertisers and third-party programmers along with incremental increases in advertising inventory retained and sold by Outdoor Channel. We believe the market’s overall acceptance of our increased ad sales rates is a strong testament to Outdoor Channel’s position as America’s leader in outdoor TV.
Subscriber fees grew 9% to $4.7 million when compared with the 2006 third quarter. This reflects an increase in the number of paying subscribers, both from new affiliates and from existing distributors as well as contractual subscriber fee rate increases with existing service providers carrying Outdoor Channel. As we’ve said before, to the extent Outdoor Channel is successful with its subscriber growth strategy, we anticipate our net subscriber fee revenues will decrease over the short-term future.
Nielsen estimated that Outdoor Channel had approximately 30 million viewers at the close of the 2007 third quarter, compared with approximately 28 million a year ago. Nielsen revises its estimates of the number of subscribers to our channel each month, and for February 2008, Nielsen’s estimate was 30.3 million subscribers.
Our overall cost of services declined 13% from the prior-year period. As a percentage of total revenues, costs were 26% in the 2007 third quarter versus 28% in the year-ago period, primarily reflecting the positive impact of increased ad sales rates combined with reduced programming expenses. Satellite transmission fees and production and operations expenses were relatively steady, as expected, and underscore the operating leverage inherent in our business model.
Now moving on to other expenses, SG&A expenses increased 56% in the third quarter of 2007 over the year-ago period. The increase is primarily due to the recognition of compensation expense related to Roger’s performance units. For GAAP purposes, we must recognize the cost over an estimated time and Roger will only realize these methods if the stock performs in the market.
As previously noted, we will incur compensation costs related to those performance units amounting to $6.6 million during the whole of 2007. We anticipate SG&A expenses will continue to increase going forward as we continue to make progress with our strategic plans to increase the subscriber base of Outdoor Channel.
Net income from continuing operations for the 2007 third quarter totaled $583,000. This compares with a loss from operations of $8.6 million from the prior-year period, which included a $9.5 million write-off of the carrying value of MSO relationships due to our changed distribution strategy adopted by the Board in September 2006.
We continue to maintain a very strong balance sheet. At September 30, 2007, the Company’s total current assets increased to $83.1 million compared with $71 million at year-end 2006. The company had working capital of $78.3 million and total shareholders’ equity of $146.5 million at September 30, 2007.

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Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
The company generated $10.6 million in net cash provided by operating activities of continuing operations during the nine months ended September 30, 2007, which includes $2.1 million of income tax refund receivables. This compares with net cash provided by operating activities of continuing operations of $3.3 million during the 2006 nine months.
At this point, I would like to pass it to Roger. Roger?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Thank you Shad, and I’d like to thank you and the team that you’ve assembled for getting us through a rather difficult period here with a number of restatements. As many of you on the call know, this has taken us longer than we first expected. It has been a very high priority for us to complete the review as quickly as possible, but getting it right, frankly getting the books scrubbed and having this kind of ongoing issue behind us, was really the primary objective. So we all appreciate the patience of our investors as we work through it, and we hope that this is the last of these kinds of delays.
We continue to aggressively pursue the strategy, which we’ve discussed with you on prior calls, and we’re pleased to report that we actually have some tangible progress that supports our assumptions and validates some of the moves that we’ve made over the last 12 months.
We’ve completed the beta testing of our broadband website, and it’s now in full launch. We’re just starting to market that product and try to drive traffic to it. It’s a new business model, but we are optimistic about it. We are actually beginning to make ad sales calls, and we think that we’ve got something here that’ll be a nice complement to the base business.
The fourth quarter ratings press release, that you may have seen yesterday, is one of those things that I mentioned that validates our assumptions about the strategy and why believe it’s working. In comparison to fourth quarter 2006, the network increased its household delivery by 33% for the Monday through Sunday 7PM to midnight hours.
We increased our year-over-year ratings by 88% on Saturday and Sunday between 6AM and 7PM. And in the fourth quarter of ‘07, what that means is, the network averaged a 0.2 rating in our universe 7PM to midnight, Monday through Sunday, and we averaged a 0.3 Saturday/Sunday daytime. Those are very respectable, very competitive ratings that would stack up favorably with a number of much larger networks.
Our viewers have clearly sort of responded and said they like the new branding. They like the convenience of thematic programming blocks and, particularly highlighted by Sunday and Tuesday night’s performance, where we were up 115% and 35% respectively over the fourth quarter of 2006.
In fact Sunday night, the hunting block on Sunday night posted an average rating in our universe of a 0.4 in the fourth quarter. So all of that’s very encouraging. It’s the kind of news we were hoping that we’d be able to deliver to you and so, we’re delighted that the handcuffs are off and we’re now making this information available.
This morning, we — or I guess it was yesterday morning, we announced the formation a hunting industry advisory council, and this panel is made up of a cross-section of senior executives and thought leaders from our industry. And we had a very nice dinner with those folks last night and quite a spirited exchange of questions and answers and suggestions. So our partnerships with the endemic advertising community I think are getting stronger by the day.
I mentioned initially that Shad has been instrumental in strengthening our finance team. He is our Chief Accounting Officer, but he’s also our acting CFO at the moment and doing a great job. He has assembled a team with two additional CPAs who are very well qualified and we, as you know, have added Ernst & Young as our auditor now. With the people we’ve got working on accounting and reporting, I’m confident that the kinds of problems that have plagued you and plagued us over the last year will be history.
Anyway, I think, at this point, I’d like to open it up to Q&A and invite Tom Hornish, our COO, to participate in that. So, ladies and gentlemen, if there are any questions, we’ll be happy to answer them.
QUESTION AND ANSWER

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Final Transcript
Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call

Operator
(OPERATOR INSTRUCTIONS)
Your next question comes from the line of Michael Kupinski with Noble Financial. Please proceed.

Michael Kupinski — Noble Financial Group — Analyst
Thanks. I have a couple of quick questions here. First of all, I was wondering if you can give us an update on the NCTC deal and what you’re — might be seeing in terms of subscribers. And I know that the Nielsen universe numbers have been kind of floating around a little bit. In — last fall, I think in the third quarter, they increased the numbers sizably from the second quarter, with was I think like 29.2 million. And I think that was related to the fact that Nielsen updated the total television household numbers.
And since then, I think it seems like in February they’d come down a little bit. I was wondering if you noticed any subscriber losses, particular losses, that would account for a little bit of the dip that we saw from last fall and/or if it’s just Nielsen just adjusting its television household numbers again. And then I have a couple of follow-up after that.

Roger Werner — Outdoor Channel Holdings, Inc. — President and CEO
Well Mike — well let me ask — answer the Nielsen question first and then, I’m going to ask Tom to comment on NCTC and some of the other things you want to talk about, Mike. The simple answer on Nielsen is, we don’t know. Their sampling methodology is their proprietary methodology. They’re not going to change an estimate based on what we’ve actually seen or not seen in the field. And so, frankly, that’s why we put these disclaimers in all of these published reports reminding you that that is Nielsen’s number.
Now, to my knowledge, there was nothing remarkable, positive or negative, during this period that would have moved the Nielsen number necessarily. But again, I — I am not Nielsen’s spokesman. Now Tom, NCTC, Mike was interested in progress there, might be useful for some of the other people on the call just to —.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
Yes, sure.

Roger Werner — Outdoor Channel Holdings, Inc. — President and CEO
Give them a little background on what that is.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
On the — as we announced on October 1st, or effective October 1st, the NC — new NCTC deal with a new rate card that gives the incentives for the increased penetration on each of the systems. We have been out there. Our first priority has been out there to sign up all of those systems that had been carrying Outdoor Channel in the past under the new rate card, and we’ve completed all of that. And I think 99% of our — or a very high percentage, almost everybody signed up with a new rate card, which gave them the reduced rates for the incentives.
Now the next step, and that’s been our first priority during fourth quarter, the next step is to go out through the new systems with the new economics. But realize a lot of those systems are very small, so you’re probably — even with signing up new systems, you — we probably don’t expect to see a big jump in our number of paying subscribers. And whether or not that gets reflected by Nielsens, to your second question, Mike, it’s a — we don’t really know. Nielsen has their own statistical methodology, and it is what it is.

Roger Werner — Outdoor Channel Holdings, Inc. — President and CEO

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Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
I will make — add one little footnote. We recently received the annual research from beta, which is a third-party independent research group that covers the cable industry. And in their survey of cable operators, most of whom are smaller, independent operators, Outdoor Channel was rated number one as the network they’d most like to add or plan to add in 2008.
So as Tom said, all indications are pretty favorable that within the NCTC universe and even outside it, there’s interest in adding the channel. And there’s probably good growth available to us. But whether it’s enough to move a Nielsen number or not is something we really don’t want to speculate on.

Michael Kupinski — Noble Financial Group — Analyst
Roger, I know that you haven’t given us the internal numbers that you have but I was wondering, has the gap narrowed between the Nielsen numbers and your internal numbers?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Not appreciably, Mike. There’s still a gap there. One thing that’s coming up in the next few months is, we will — we’re enhancing our encryption of our signal and that may — that may shake loose some distributors that may not be known to us, may not be authorized by us at the moment. So there may be some gap narrowing that’s coming in the next few months, and we’ll keep you posted if that’s the case. But to date, no, there’s still a bit of a disconnect, a bit larger than what I’ve seen in my last 25 years of building cable networks between Nielsen’s number and our internal number.

Michael Kupinski — Noble Financial Group — Analyst
No, oh, oh, just one more question if I may and then, I’ll let others ask. What — and, obviously, you have a very large cash position, and you kind indicated in the past that there might be some small tuck-in type acquisitions, but that you still have a large cash position there. What are your thoughts about what you — how you might use that cash position, especially since the stock is still significantly undervalued relative to recent transaction prices in the industry?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Mike, they’re — I think the full range of options that we discussed with you, I suppose it’s been about a month ago now, those — that range of options is still on the table, and it would include, as you suggested, some smaller acquisitions that may be very important for us strategically.
So we’re engaged in some discussion and analysis right now on a couple of those smaller, meaning $10 million to $20 million acquisitions. There may be an opportunity for us to intervene in the market as a buyer of our own shares, if we believe the price is attractive enough. That’s still on the table. But nothing is done. Nothing’s decided in this area, but we are looking at all those options and they are still open to us.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
Well — and launch support for the increased distribution is still on the table as a discussion for the increased marketing support with the distributors, of course, so —.

Michael Kupinski — Noble Financial Group — Analyst
Okay, great. Thank you.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Welcome.

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Final Transcript
Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call

Operator
(OPERATOR INSTRUCTIONS)
Your next question comes from the line of [Shane Calhoun] with (inaudible) Advisors. Please proceed. Shane, your line is open.

Shane Calhoun Analyst
Thank you. Hi, Roger.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Hi, Shane.

Shane Calhoun Analyst
Hi. I guess Mike kind of asked the question I had, and it related to the cash. And maybe if we could just get a little bit more granularity on that because the stock was down at $5.30, and I’m just trying to wonder, where do you think it makes sense for you guys to intervene with what I would consider an excess amount of cash that you have on the balance sheet, considering the amount of cash that you’re able to generate on an annual basis. I guess I’m just trying to figure out why there’s so much cash sitting on the balance sheet versus not being paid back to shareholders.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Yes well, that’s a good question, and it’s a question we ask ourselves regularly, and we’re having a Board meeting later today. And this — that will be a topic of some discussion today as well. The simple answer to your question is that we haven’t closed on any acquisitions, number one.
And number two, we’ve been in a blackout period because of all of the book scrubbing we’ve been doing over the last six, eight months and so have been unable to intervene in the market even if we had wanted to. Even at as attractive a price as $5 and change, we frankly — our hands were tied on that one, Shane. So once we are sort of in a period of time when we can act, we may elect to do so.
Now, you asked a question, what sort of price do we think is attractive? That’s a hard one, and I don’t want to get ahead of ourselves with — but —.

Shane Calhoun Analyst
Right.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
I think that all we can say is that at today’s prices at $8, we still think we’re a very good value. And I think Mike Kupinski earlier alluded to transaction history and some comparables that he may have in mind that would suggest that that price is attractive and that there’s probably still some good head room left in our security. So not to be evasive, but I think that’s maybe as much specificity as I can provide at the moment.

Shane Calhoun Analyst
Okay.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO

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Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
But we believe — we still believe we’ve got a great little company here. It’s well positioned to do good things in the future, and we still think it’s kind of a value story.

Shane Calhoun Analyst
Yes, no. And I agree with you. It just — and I think we both agree that, with the minimal CapEx that you need, I think you’ve done a good job of executing on all of the things that you wanted to do to get the company and the brand positioned so you can grow it going forward. It just seems there’s an awful lot of cash sitting there.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
You’re absolutely — and you’re absolutely right. We —.

Shane Calhoun Analyst
That could be used better, and you guys generate a fair amount of cash as the business is right now. And after the stock comp works off next year, it’s even going to be that much more explosive, right?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Yes, that’s right. Although, we still will be carrying forward some tax shelters. So our actual free cash flows will still benefit from some of that in the future. But yes, the outlook for the company’s operations, I think, is improving. I will say, though, that we are still a small company in absolute terms, and we still compete in a very competitive and difficult market, one dominated by large vertically integrated competitors.
So having some cash on hand for subscriber acquisition deals, for other acquisitions that might strengthen our position domestically, for perhaps acquisitions that might allow us to expand our footprint, either through penetration of new geographic markets or through accelerated penetration of the Internet markets, all of those things suggest to me or argue to me that we should maintain some flexibility and some liquidity here.
Having some cash, particularly in a — an economy that’s softening like ours is is probably not a bad thing. But yes, you’re right. We’ve got a little too much of it. We want to put it to use and show you that we can make acquisitions and integrate them, so that we can enter the market as a buyer of our shares and help support the price or do other things that I think you, as an investor, would think is a better use of our money and management time.

Shane Calhoun Analyst
And in terms of the competitive landscape, what is that looking like today? And what do you think it looks like going forward with one of your larger competitors, I think, falling by the wayside?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Well, it’s a — it’s a very dynamic situation. Yes, we did have a competitor fail in the third quarter. Whether something like that will pop up again and whether it will pop up as a wholly owned subsidiary of one of our distributors, you never know.

Shane Calhoun Analyst
Yes.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO

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Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
That’s why I say, we compete in a market dominated by big vertically integrated players and in many cases, our customers are also our competitors. So we never really relax, in a competitive sense. We’re always looking at every competitor out there and trying to figure out how to better insulate ourselves from that kind of competitive threat.

Shane Calhoun Analyst
Okay. Well, thank you.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
You’re welcome.

Operator
Your next question is a follow-up question from the line of Michael Kupinski. Please proceed.

Michael Kupinski — Noble Financial Group — Analyst
Thank you. In terms of the [affiliacy] revenue prospects in 2008, Roger, you mentioned that some of that is flowing through now with the NCTC deal. And I was just wondering if you have any thoughts on — or maybe some guidance on what your thoughts are in terms of the affiliacy revenue decline in 2008?
And then, secondly, I — in terms of the 13% increase in advertising in the third quarter, how much of that was from rate? And how much of that was from increased inventory, if you can just give me a little bit of granularity on that? And then, two, maybe just talk a little bit about what you’re seeing in terms of trends in — so far this year in terms of advertising?

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
Sure. Mike, it’s Tom. On the first question for the NCTC and the sub fees in general, it’s — it — number one, as far as guidance, we just don’t give guidance on any specific line items or even as an overall company. However, I will tell you that it’s — the other reason we can’t give guidance, it’s an unknown, at this point, because of the new rate card that we have in place with a structured, tiered rate card depending on what the penetration is and the carriage is of each system.
Depending on what happens, it’s just — there’s no way of predicting it right now. And we’re out talking to each of these systems every day with our new affiliate sales force in the regions, and it’s to be determined. It’s too hard to predict.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Yes, I think that’s right. Mike, to give you just a little — to give you a little better sense of what we mean, we — as a company, we have budgeted for sort of nominal decreases in affiliate revenue this year. We’re not looking at that business, that piece of our business going away, being decimated, but we’re looking at it. Could it drop 5% or 10% or some number like that? Yes, it probably could. But as Tom said, we’re in late-stage negotiations with a number of large customers, but we haven’t signed those deals. So exactly where that shakes out and —.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
And when.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO

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Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
— and when and what that precise impact would be on our budgeted revenue for the year, that’s a hard one to give you much of an answer on at the moment.

Michael Kupinski — Noble Financial Group — Analyst
And Roger, I know that you’ve kind of pushed back on your timetables in terms of doing distribution deals. But is there anything that you can update? I know that you indicated in the past that you’re in the late-stage negotiations. Is there anything that you might be able to offer us in terms of maybe timing or what your thoughts are if there anything in particular — like Comcast, I know, has been out there. You’ve been pushing it forward month by month. Is there anything that we should for in the next coming months here?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Well yes, you should. You — don’t be surprised if we announce that we’ve done some more affiliation deals and renewed our relationships with people like DirecTV or Comcast or Cox or other large companies. Those discussions are underway as I say, and I characterize them as late-stage and, in some cases, very, very late-stage. But to get them papered, to get the ink on the signature page, it could take a week. It could take three months. So we’re moving along, but we’re feeling good about the progress we’re making, and I just —.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
Let me add a little bit to that, just to be clear. Our focus is getting the renewal of the agreements and getting all of our subscribers under contract, and the new deals may or may not include growth just from the contracts.

Michael Kupinski — Noble Financial Group — Analyst
Yes.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
But with the new rate card that we put in place under the new contracts with these affiliates, then we have the incentives to go out and sell into the individual systems. And we now have the affiliate sales force that —.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
That’s capable of doing that effectively.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
Right.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
And indeed, they’re making — I won’t name names, but one of our largest customers has been seen now at the regional and local level by our national sales force. And we have built, we believe, a substantial increased demand for our channel within that large company’s universe. So Mike, I — we can’t give you it’s going to go up 10% or something’s going to get signed in the next four weeks. Anything we say to you like that is just going to come back and hurt us in the negotiations we’re having. So —.

Michael Kupinski — Noble Financial Group — Analyst

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Final Transcript
Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
Fair enough, and that was just so — and congratulations, by the way, on your substantial ratings improvement in the fourth quarter. I was just wondering, what are you doing in terms of monetizing that? And how is that looking into — going into the first quarter? I understand that you were planning on some fairly aggressive advertising rate increases. How’s that — how’s the first quarter shaping up on the top line?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
First quarter, so far, looks pretty good. January is — January looks like it’s pacing right on budget or close, and our ratings appear to be, again, looking good year-over-year for January versus —January — versus last January. So all I can tell you right now, Mike, is pretty much what we told you a couple of weeks ago. We have substantial business on the books for 2008. It’s way too early in the year, however, to tell you that we’ve got the budget made or that first quarter’s a slam-dunk or anything like that.
We operate in the same economy as many other companies and, as we all know, our economy is kind of softening up. And, in some cases, people are asking themselves how much do they want to spend and so, we’re off to a good, good start in ‘08. We are still feeling very optimistic about ‘08 and our ability to make our budgets. But I’m not going to give you guidance on top line revenue for first quarter.

Michael Kupinski — Noble Financial Group — Analyst
No, I understand.

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary
And to be fair, Mike, and you’re probably familiar with this — the ad sales is — in our business is very cyclical — third and fourth quarter are our big quarters. First and second aren’t as great and so, there is a business cycle there to be aware of.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Yes.

Michael Kupinski — Noble Financial Group — Analyst
You haven’t seen any pushback from the substantial rate increases that you’ve given your endemic advertisers at this point, have you?

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Well, no. We certainly have negotiations with them. We’re not dictating terms to them. We negotiate with them but, so far, they’ve been very understanding of our need to substantially improve our pricing structure and, so far, we’ve had no fall-off. Our major customers are still our major customers. We’re growing our business with each of them, and feel good about the future.
That — I mentioned that we have this advisory board meeting. We created an advisory board that’s made up of a lot of those large endemic advertisers and the heads of various wildlife and wilderness conservation groups. We met with them last night, and I think it was a very upbeat meeting, that they’re off in general to a good start this year and feeling good about their partnership with us now.

Michael Kupinski — Noble Financial Group — Analyst
Great. And finally, I was just wondering in terms of the fourth quarter report, how does that look? Do you have any thoughts about when you might be reporting the fourth quarter?

Tom Hornish — Outdoor Channel Holdings, Inc. — EVP, COO, General Counsel, Secretary

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Final Transcript
Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call
Well Shad, I think, probably needs to sleep a couple of nights. But we’re focused on getting it filed as quickly as we can and, depending on other people’s schedules and everything else, we’ll do it as fast as we can. But as far as an estimate, it’s too hard to predict at this point. So — but we don’t expect to be late, that’s for sure.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Yes. And we — and Shad and his team and Ernst & Young have got a good head start against the full year and that filing, so, as I mentioned earlier in the call, we hope that a lot of the delays and other things you’ve seen are behind us now.

Shad Burke — Outdoor Channel Holdings, Inc. — Interim CFO, Chief Accounting Officer
With these restatements ongoing, we have made substantial progress on the year-end audit, especially with Ernst & Young and some of the processes we have in place. So the time to close is — it’s going to pick up a little bit now that we’ve got more players involved with this. So we’re excited to see how this — the fruits of the labor will come out here at the end of the year.

Michael Kupinski Noble Financial Group — Analyst
Okay, great. Thank you very much.

Roger Werner — Outdoor Channel Holdings, Inc. — President, CEO
Thank you, Mike.

Operator
It appears we have no more questions in queue. I would like to turn the call over for closing remarks.

Angie Yang — Outdoor Channel Holdings, Inc. — IR
As there are no more questions, we would like to thank all of you for participating in our call. On behalf of all of us here at Outdoor Channel Holdings, we appreciate your continued interest. Thank you for your ongoing support.

Operator
Thank you, for your participation in today’s conference. This concludes our presentation. You may now disconnect, and have a good day.

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Final Transcript
Feb. 01. 2008 / 11:00AM ET, OUTD — Q3 2007 OUTDOOR CHANNEL HLDGS INC Earnings Conference Call

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